Exhibit 99.1

Investor Contact Laurie Poggi KKR Financial LLC 415-315-3718	Media Contact Roanne Kulakoff and Joseph Kuo Kekst and Company 212-521-4837 and 212-521-4863

KKR Financial Corp. Announces First Quarter 2007 Financial Results

SAN FRANCISCO, CA, May 3, 2007—KKR Financial Corp. (NYSE: KFN) (“KFN” or the “Company”) today announced its results for the first quarter of 2007.

Highlights of KKR Financial Corp.’s performance include:

•	Stockholders approved a restructuring transaction whereby the Company will convert from a real estate investment trust to a limited liability company.

•	Distribution of an aggregate amount of $45.1 million for the quarter ended March 31, 2007 on the Company’s common stock.

•	Net income for the quarter ended March 31, 2007 of $48.4 million, or $0.60 per diluted common share.

•	Net income adjusted for share-based compensation, a non-GAAP financial measurement, for the quarter ended March 31, 2007 of $54.3 million, or $0.68 per diluted common share.

•	REIT taxable income, a non-GAAP financial measurement, for the quarter ended March 31, 2007 of $66.0 million, or $0.82 per diluted common share.

•	Investment portfolio totaled $16.1 billion as of March 31, 2007 as compared to $17.1 billion as of December 31, 2006.

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KFN reported net income for the quarter ended March 31, 2007 of $48.4 million, or $0.60 per diluted common share.  Current quarter results represent an increase of 59% from $30.4 million, or $0.38 per diluted common share for the quarter ended March 31, 2006.

Net income includes share-based compensation expense for the quarter ended March 31, 2007 totaling $5.8 million and for the quarter ended March 31, 2006 totaling $6.8 million, or $0.08 and $0.09 per diluted common share, respectively. Net income adjusted for share-based compensation, a non-GAAP financial measurement consisting of GAAP net income plus GAAP share-based compensation expense, for the quarter ended March 31, 2007 totaled $54.3 million, or $0.68 per diluted common share. Current quarter results represent an increase of 46% from net income adjusted for share-based compensation of $37.2 million for the quarter ended March 31, 2006. Net income adjusted for share-based compensation is an important non-GAAP measure because it is an indicative measurement of cash flow generated from operations that is available to make distributions to common stockholders.

REIT taxable income, a non-GAAP financial measurement, for the quarter ended March 31, 2007 totaled $66.0 million, or $0.82 per diluted common share. For the quarter ended March 31, 2006, REIT taxable income totaled $47.7 million or $0.60 per diluted common share. REIT taxable income for the quarter ended March 31, 2007 includes taxable income of approximately $0.16 per diluted common share attributable to certain of the Company’s CLO subsidiaries which have a November 30 rather than a December 31 year-end for tax purposes. The non-GAAP financial measurement of REIT taxable income is important because the Company is structured as a REIT and the Internal Revenue Code of 1986, as amended, or the Code, requires that the Company pay substantially all of its taxable income in the form of distributions to its stockholders. REIT taxable income is important in the determination of the amount of the minimum distributions that the Company must pay to its stockholders so as to comply with the rules set forth in the Code. Attached to this release is a schedule reconciling this measure to net income.

The Company filed its Form 10-Q for the quarterly period ended March 31, 2007 with the Securities and Exchange Commission today, May 3, 2007. KFN encourages investors to carefully read the Company’s Form 10-Q which contains condensed consolidated financial statements and footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Conversion Transaction

On May 3, 2007, the Company’s shareholders approved a restructuring transaction (the “Conversion Transaction”) whereby KKR Financial Corp., currently a publicly traded Maryland corporation, will become a subsidiary of a recently formed Delaware limited liability company that will be publicly traded. The Delaware limited liability company, named KKR Financial Holdings LLC, will not be taxed as a REIT, but is expected to be treated as a pass-through entity for U.S. federal income tax purposes. The Conversion Transaction will result in each share of currently issued and outstanding KKR Financial Corp. common stock being converted into an equal number of limited liability company shares in KKR Financial Holdings LLC. The Company expects that the Conversion Transaction will be consummated on May 4, 2007.

Investment Portfolio

As of March 31, 2007, the Company’s investment portfolio totaled $16.1 billion as compared to $17.1 billion as of December 31, 2006. As of March 31, 2007, the Company’s unrealized gains and losses from its residential mortgage investments are included in income while the Company’s net aggregate unrealized gains from its investments in corporate loans and securities held through consolidated and unconsolidated subsidiaries and its interest rate derivatives designated as cash flow hedges as defined under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, are not included in income and totaled $110.4 million as compared to $118.2 million as of December 31, 2006. These amounts exclude the Company’s investments in non-marketable equity securities, which are carried at cost.

The Company invested $0.4 billion during the quarter ended March 31, 2007, compared to $1.9 billion during the quarter ended March 31, 2006.  The table below summarizes investment portfolio purchases for the periods indicated and includes the par amount, or face amount, of the securities and loans that were purchased.

Investment Portfolio Purchases
(Amounts in thousands)

	Three months ended March 31, 2007		Three months ended March 31, 2006
	Par Amount	%	Par Amount	%
Securities:
Residential ARM Securities	$—	—%	$1,063,776	56.2%
Corporate Debt Securities	34,000	9.2	127,769	6.8
Marketable Equity Securities	17,728	4.9	10,375	0.5
Non-Marketable Equity Securities	7,500	2.1	50,936	2.7
Total Securities Principal Balance	59,228	16.2	1,252,856	66.2
Loans:
Residential ARM Loans	17,706	4.9	99,498	5.3
Corporate Loans	287,687	78.9	538,883	28.5
Total Loans Principal Balance	305,393	83.8	638,381	33.8
Grand Total Principal Balance	$364,621	100.0%	$1,891,237	100.0%

Distribution

On May 3, 2007, the Company’s Board of Directors declared a distribution of an aggregate amount of $45.1 million for the quarter ended March 31, 2007 on the Company’s common stock.  The distribution is payable on May 31, 2007 to stockholders of record as of the close of business on May 17, 2007. However, assuming that the Conversion Transaction is consummated on May 4, 2007, the Company’s sole common stockholder after that date will be KKR Financial Holdings LLC and this cash distribution will therefore be paid to KKR Financial Holdings LLC. Accordingly, the Company expects that the board of directors of KKR Financial Holdings LLC will declare a cash distribution in the same aggregate amount payable on May 31, 2007 to the holders of its common shares as of the close of business on May 17, 2007. Based on the number of shares of KKR Financial Holdings LLC that the Company expects will be issued in the Conversion Transaction, the Company expects that Holdings will pay a distribution of $0.56 on each of its common shares on May 31, 2007.

Adoption of Fair Value Option

The Company adopted SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115 (“SFAS No. 159”) as of January 1, 2007 and elected to implement fair value accounting for its investments in residential mortgage loans and residential mortgage-backed securities.  The Company recorded a transition adjustment loss to accumulated deficit of $55.7 million as of January 1, 2007 to reflect the cumulative effect of the adoption of the fair value option for the Company’s residential mortgage investments. This adjustment reflects a reclassification of $21.5 million of unrealized losses included in other comprehensive income to accumulated deficit. Accordingly, this adjustment resulted in a net decrease of stockholders’ equity by $34.2 million, or $0.42 per common share outstanding.

Book Value Per Common Share

The Company’s book value per common share was $20.95 and $21.42 as of March 31, 2007 and December 31, 2006, respectively, exclusive of the distribution expected to be declared subsequent to the end of the first quarter of 2007 of $0.56 per common share and the distribution declared subsequent to the end of the fourth quarter of 2006 of $0.54 per common share. The Company’s book value per common share excludes net unrealized gains from its corporate loan investments, which are carried at amortized cost, held by consolidated and unconsolidated subsidiaries totaling $31.9 million, or  $0.40 per common share outstanding as of March 31, 2007 and $26.1 million, or $0.32 per common share outstanding as of December 31, 2006.

Information for Investors: Conference Call and Webcast

KKR Financial Holdings LLC will host a conference call and audio webcast to review its first quarter 2007 results on Friday, May 4, 2007, at 11 a.m. EDT. The conference call can be accessed by dialing 800-753-0420 (Domestic) or 913-981-5554 (International); a pass code is not required. A replay will be available through May 18, 2007 by dialing 888-203-1112 (Domestic) and 719-457-0820 (International) / pass code 4380335. A live web cast of the call will be accessible on the Company’s website, at www.kkrkfn.com, via a link from the Investor Relations section. A replay of the audio web cast will be archived in the Investor Relations section of the Company’s website.

About KKR Financial Corp.

KKR Financial Corp. is a specialty finance company that invests in multiple asset classes and uses leverage with the objective of generating competitive leveraged risk-adjusted returns. The Company currently makes investments in the following asset classes: (i) residential mortgage loans and mortgage-backed securities; (ii) corporate loans and debt securities; (iii) commercial real estate loans and debt securities; (iv) asset-backed securities; and (v) marketable and non-marketable equity securities. The Company also makes opportunistic investments in other asset classes from time to time. The Company was organized as a Maryland corporation on July 7, 2004, and commenced operations on August 12, 2004. The Company is structured as a real estate investment trust and KKR Financial Advisors LLC manages the Company pursuant to a management agreement. KKR Financial Corp. and KKR Financial Advisors LLC are affiliates of Kohlberg Kravis Roberts & Co. L.P.

Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although KKR Financial Corp. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include completion of pending investments, continued ability to originate new investments, the mix of originations and prepayment levels, the availability and cost of capital for future investments, competition within the specialty finance sector, economic conditions, credit loss experience, and other risks disclosed from time to time in the Company’s filings with the SEC.

*        *        *

Schedule I
KKR Financial Corp. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(amounts in thousands, except per share information)	For the three months ended March 31, 2007	For the three months ended March 31, 2006
Net investment income:
Securities interest income	$115,608	$79,964
Loan interest income	133,742	125,106
Dividend income	974	883
Other interest income	2,687	1,845
Total investment income	253,011	207,798
Interest expense	(200,066)	(156,563)
Net investment income	52,945	51,235
Other income:
Net unrealized gain on trading securities and loans carried at fair value	2,769	—
Net realized and unrealized gain on derivatives and foreign exchange	7,138	10
Net realized gain on investments	6,944	1,448
Fee and other income	2,048	215
Total other income	18,899	1,673
Non-investment expenses:
Related party management compensation	19,299	14,440
Professional services	541	947
Loan servicing expense	3,263	3,996
Insurance expense	194	224
Directors expenses	320	373
General and administrative expenses	6,008	2,228
Total non-investment expenses	29,625	22,208
Income before equity in income of unconsolidated affiliate and income tax expense	42,219	30,700
Equity in income of unconsolidated affiliate	6,981	—
Income before income tax expense	49,200	30,700
Income tax expense	776	312
Net income	$48,424	$30,388
Net income per common share:
Basic	$0.61	$0.39
Diluted	$0.60	$0.38
Weighted-average number of common shares outstanding:
Basic	78,768	77,675
Diluted	80,257	79,314
Distributions declared per common share	$0.54	$0.40

Schedule II
KKR Financial Corp. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(amounts in thousands, except share information)	March 31, 2007	December 31, 2006
Assets
Cash and cash equivalents	$3,296	$5,125
Restricted cash and cash equivalents	291,117	138,065
Trading securities, $6,988,360 and $0 pledged as collateral as of March 31, 2007 and December 31, 2006, respectively	7,033,094	—
Securities available-for-sale, $734,108 and $8,336,435 pledged as collateral as of March 31, 2007 and December 31, 2006, respectively	880,340	8,500,636
Loans ($4,845,144 and $0 at fair value as of March 31, 2007 and December 31, 2006, respectively), net of allowance for loan losses of $0 and $1,500 as of March 31, 2007 and December 31, 2006, respectively	8,042,492	8,442,021
Derivative assets	49,387	63,433
Interest receivable	77,603	84,048
Principal receivable	8,201	4,540
Non-marketable equity securities	173,823	166,323
Investment in unconsolidated affiliate	128,813	104,035
Other assets	52,598	56,951
Total assets	$16,740,764	$17,565,177
Liabilities
Repurchase agreements	$3,551,840	$4,457,089
Collateralized loan obligation senior secured notes	2,252,500	2,252,500
Asset-backed secured liquidity notes	8,822,785	8,705,601
Secured revolving credit facility	25,200	34,710
Secured demand loan	41,658	41,658
Junior subordinated notes	257,743	257,743
Accounts payable, accrued expenses and other liabilities	46,032	45,237
Accrued interest payable	42,163	36,991
Related party payable	10,221	6,901
Income tax liability	877	601
Derivative liabilities	3,811	2,715
Total liabilities	15,054,830	15,841,746
Stockholders’ Equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized and none issued and outstanding at March 31, 2007 and December 31, 2006	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized and 80,464,713 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	805	805
Additional paid-in-capital	1,676,168	1,670,330
Accumulated other comprehensive income	77,940	70,520
Accumulated deficit	(68,979)	(18,224)
Total stockholders’ equity	1,685,934	1,723,431
Total liabilities and stockholders’ equity	$16,740,764	$17,565,177

Schedule III
KKR Financial Corp. and Subsidiaries
SUMMARY FINANCIAL DATA (UNAUDITED)

	Three Months Ended	Three Months Ended
(amounts in thousands, except share information)	March 31, 2007	March 31, 2006
Net Income:	$48,424	$30,388
Earnings per diluted common share	$0.60	$0.38

Net Income + Share-Based Compensation (1):	$54,262	$37,171
Net income, adjusted for share-based compensation, per diluted common share	$0.68	$0.47

REIT Taxable Income (2):	$65,989	$47,694
REIT taxable income per diluted common share	$0.82	$0.60

Profitability Ratio Information (3):
Return on equity	11.4%	7.4%
Return on assets	1.1%	0.8%
Efficiency ratio	10.6%	10.6%

Share Information:
Common shares outstanding	80,465	80,374
Basic EPS common shares outstanding	78,768	77,675
Diluted EPS common shares outstanding	80,257	79,314

Investment Portfolio Information	March 31, 2007	December 31, 2006
Residential mortgage securities	$7,033,094	$7,536,196
Residential loans	4,845,144	5,109,261
Total residential	11,878,238	12,645,457
Corporate securities	759,228	863,449
Corporate loans	3,092,020	3,225,567
Total corporate	3,851,248	4,089,016
Commercial real estate securities	32,133	32,023
Commercial real estate loans	105,328	108,693
Total commercial real estate	137,461	140,716
Marketable equity securities	88,979	68,968
Non-marketable equity securities	173,823	166,323
Total investment portfolio	16,129,749	17,110,480

Balance Sheet Information	March 31, 2007		December 31, 2006
Investment portfolio	$16,129,749		$17,110,480
Total assets	16,740,764		17,565,177
Total borrowings	14,951,726		15,749,301
Total liabilities	15,054,830		15,841,746
Stockholders’ equity	1,685,934		1,723,431
Book value per common share	20.95		21.42
Leverage	8.9	x	9.1	x

	Three Months Ended	Three Months Ended
Statement of Operations Information	March 31, 2007	March 31, 2006
Investment income	$253,011	$207,798
Other income	18,899	1,673
Total income	271,910	209,471
Interest expense	(200,066)	(156,563)
Share-based compensation expense	(5,838)	(6,783)
Management compensation	(13,567)	(7,830)
Loan servicing expense	(3,263)	(3,996)
Other expenses	(6,957)	(3,599)
Total non-investment expenses	(29,625)	(22,208)
Equity in income of unconsolidated affiliate	6,981	—
Income before income tax expense	49,200	30,700
Income tax expense	(776)	(312)
Net income	$48,424	$30,388

(1)             Non-GAAP financial measurement consisting of GAAP net income plus GAAP share-based compensation expense.

(2)             Non-GAAP financial measurement.

(3)             All ratios computed on an annualized basis. The efficiency ratio is defined as non-interest expense divided by total income.

Schedule IV
KKR Financial Corp. and Subsidiaries
INVESTMENT PORTFOLIO BY INTEREST RATE TYPE AS OF MARCH 31, 2007 (UNAUDITED)

(amounts in thousands)(1)	Carrying Value	Amortized Cost	Estimated Fair Value	Portfolio Mix % by Fair Value
Floating Rate:
Residential ARM Loans	$1,294,678	$1,311,889	$1,294,678	8.0%
Residential ARM Securities	5,229,852	5,218,304	5,229,852	32.4
Corporate Loans	3,067,020	3,067,020	3,090,999	19.1
Corporate Debt Securities	266,917	258,004	266,917	1.7
Commercial Real Estate Loans	105,328	105,328	106,118	0.6
Total Floating Rate	9,963,795	9,960,545	9,988,564	61.8
Hybrid Rate:
Residential Hybrid ARM Loans	3,550,466	3,569,558	3,550,466	21.9
Residential Hybrid ARM Securities	1,803,242	1,832,947	1,803,242	11.2
Total Hybrid Rate	5,353,708	5,402,505	5,353,708	33.1
Fixed Rate:
Corporate Loans	25,000	25,000	24,570	0.2
Corporate Debt Securities	492,311	468,738	492,311	3.0
Commercial Real Estate Debt Securities	32,133	32,000	32,133	0.2
Total Fixed Rate	549,444	525,738	549,014	3.4
Marketable and Non-Marketable Equity Securities:
Common and Preferred Stock	88,979	84,561	88,979	0.6
Non-Marketable Equity Securities	173,823	173,823	173,823	1.1
Total Marketable and Non-Marketable Equity Securities	262,802	258,384	262,802	1.7
Total	$16,129,749	$16,147,172	$16,154,088	100.0%

(1)             The schedule summarizes the carrying value, amortized cost, and fair value of the Company’s investment portfolio as of March 31, 2007, classified by interest rate type. Carrying value is the value that investments are recorded on the Company’s consolidated balance sheet and is fair value for securities and residential mortgage loans and amortized cost for corporate and commercial real estate loans. Estimated fair values set forth in the schedule are as of March 31, 2007 and are based on dealer quotes and/or nationally recognized pricing services and using management estimates for investment positions for which dealer quotes and/or nationally recognized pricing data is not available.

Schedule V
KKR Financial Corp. and Subsidiaries
RECONCILIATION OF REPORTED GAAP NET INCOME TO TOTAL TAXABLE INCOME AND REIT TAXABLE INCOME (UNAUDITED)

	Estimated for the three months ended		Estimated for the three months ended
	March 31, 2007		March 31, 2006
		Per		Per
(amounts in thousands, except per share amounts)	Amount	Share	Amount	Share
Reported net income	$48,424	$0.60	$30,388	$0.38
Book/tax differences adjustment for residential mortgage portfolio	(374)	—	2,093	0.03
Share-based compensation	5,838	0.07	6,783	0.09
Vesting of restricted common stock	(140)	—	—	—
Foreign exchange gains and losses	1	—	(374)	—
Gains on sales of assets to and among taxable REIT subsidiaries	364	0.01	888	0.01
Realized and unrealized derivative gains and losses	(430)	(0.01)	1,416	0.02
Book/tax differences adjustment for foreign taxable REIT subsidiaries	13,205	0.16	8,168	0.10
Other	(204)	—	204	—
Income tax expense	776	0.01	312	—
Total taxable income	67,460	0.84	49,878	0.63
Undistributed taxable income of domestic taxable REIT subsidiary	(1,471)	(0.02)	(2,184)	(0.03)
REIT taxable income	$65,989	$0.82	$47,694	$0.60
Number of common shares outstanding:
Weighted average diluted common shares outstanding during the period	80,257		79,314

(1)             Total taxable income and REIT taxable income are non-GAAP financial measurements and do not purport to be an alternative to net income determined in accordance with GAAP as a measure of operating performance or to cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Total taxable income is the aggregate amount of taxable income generated by the Company and by its domestic and foreign taxable REIT subsidiaries. REIT taxable income excludes the undistributed taxable income of the Company’s domestic taxable REIT subsidiary, which is not included in REIT taxable income until distributed to the Company. There is no requirement that the Company’s domestic taxable REIT subsidiary distribute its earnings to the Company. REIT taxable income, however, includes the taxable income of the Company’s foreign taxable REIT subsidiaries because the Company will generally be required to recognize and report their taxable income on a current basis. These non-GAAP financial measurements are important to the Company because the Company is structured as a REIT and the Internal Revenue Code of 1986, as amended, or the Code, requires that the Company pay substantially all of its taxable income in the form of distributions to its stockholders. The non-GAAP financial measurements of total taxable income and REIT taxable income are important in the determination of the amount of the minimum distributions that the Company must pay to its stockholders so as to comply with the rules set forth in the Code. Because not all companies use identical calculations, this presentation of total taxable income and REIT taxable income may not be comparable to other similarly titled measures prepared and reported by of other companies.